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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 28, 1999
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                               Chevron Corporation
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             (Exact name of registrant as specified in its charter)

       Delaware                      1-368-2                   94-0890210
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 (State or other jurisdiction  (Commission File Number)   (I.R.S. Employer No.)
      of incorporation )

        575 Market Street, San Francisco, CA                   94105
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      (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (415) 894-7700


                                      NONE
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          (Former name or former address, if changed since last report)

Item 5. Other Events.

On September 27, 1999, Caltex Corporation issued a press release announcing that it sold 97.2 percent of its 50 percent equity interest(70.6 million shares)in KOA Oil Co. Ltd to Nippon Mitsubishi Oil Corporation in response to their recent public tender offer. The text of the press release was as follows:

Quote
FOR RELEASE 4:00 PM CST

CALTEX SELLS INTEREST IN JAPANESE REFINERY
27 September 1999, Dallas, Texas

Caltex Corporation, jointly owned by Chevron (NYSE:CHV) and Texaco (NYSE:TX), announced today that it sold 97.2% of its 50% equity interest
(70.6 million shares) in KOA Oil Co. Ltd to Nippon Mitsubishi Oil Corporation in response to their recent public tender offer.

The sale was part of a continuing program to strategically reposition Caltex assets geographically and functionally into areas that offer potential for higher returns.

A loss of approximately US$62 million will be recognized in third quarter earnings resulting from the U.S. tax consequences of the sale.

Caltex Corporation will continue its long history of providing quality lubricants, coolants, and specialty products to its Japanese customers.

Caltex Corporation markets a variety of petroleum and convenience products through its subsidiaries and affiliates in the Asia-Pacific region, Africa, and the Middle East. Revenues in 1998 revenues were approximately
US$16.3 billion.

Contact: Paul T. Murphy
Phone (972) 830-3707
Unquote

Chevron Corporation's earnings for the third quarter 1999 will include 50 percent of the loss associated with this transaction, reflecting its ownership interest in Caltex Corporation.




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           Dated: September 28, 1999
                               CHEVRON CORPORATION



                           By  //S.J. CROWE
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                               S. J. Crowe, Comptroller
                        (Principal Accounting Officer and
                            Duly Authorized Officer)